SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2008

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2008, deCODE genetics, Inc. (“deCODE”) received a Staff Determination Letter from The Nasdaq Stock Market LLC indicating that it had not regained compliance with Nasdaq Marketplace Rule 4450(b)(1)(A), which requires a minimum market value of listed securities of $50 million, during the time period provided by Nasdaq, and therefore its common stock is subject to delisting from The Nasdaq Global Market at the opening of business on November 11.  On November 3, 2008, deCODE requested a hearing before a Nasdaq Listing Qualifications Panel to present a plan for regaining compliance with this rule.  Following the hearing request, deCODE’s common stock will continue to be listed on The Nasdaq Global Market pending the conclusion of the hearing process and during any extension period which may be granted by the Panel. There can be no assurance that the Panel will grant deCODE’s request for continued listing.

A copy of the press release announcing deCODE’s request for a hearing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                             Financial Statements and Exhibits.

(d)  Exhibits

99.1                                                  Press Release issued November 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated:  November 5, 2008